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                                        FOR IMMEDIATE RELEASE

                                             October 7, 1996




              LIFE RE ANNOUNCES AGREEMENT TO
               PURCHASE INSURANCE SUBSIDIARY



          Stamford, Connecticut -- October 7, 1996, Reassure America Life Insurance Company, an indirect wholly owned subsidiary of Life Re Corporation (NYSE:LRE), reported that it has entered into an agreement to acquire New American Life Insurance Company for a purchase price of approximately $21.0 million. The agreement, dated as of October 3, 1996, contains a number of conditions including insurance regulatory approvals.

          Life Re Corporation is a leading provider of life and health reinsurance in the United States through its subsidiary, Life Reassurance Corporation of America.
                                  ---------------

     For Additional Information Contact:
     Bruce I. Weiser
     (203) 321-3084